U. S. SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                           FORM S-8

                   REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


Commission File Number: 000-50014

                 WINFIELD FINANCIAL GROUP, INC.
             -------------------------------------
     (Exact name of registrant as specified in its charter)

            Nevada                          88-0478644
       -----------------                ------------------
(State or other jurisdiction of     (I.R.S. Employer Identification
incorporation or organization)                  No.)


        2770 S. Maryland Parkway, Ste.
           402, Las Vegas, NV                        89109
   ------------------------------------             --------
 (Address of principal executive offices)          (Zip Code)

                         (702) 731-0030
                  ---------------------------
       (Registrant's telephone number, including area code)

                               N/A
                      ---------------------
 (Former name, former address and former fiscal year, if changed since last report)





                      Consulting Agreements
                    -------------------------
                    (Full title of the plans)



=====================================================================
                 CALCULATION OF REGISTRATION FEE

                                Proposed   Proposed
                                 maximum   Maximum
                                offering  Aggregate   Amount of
   Title of       Amount to be    price    offering  registration
  securities
     to be         Registered    per unit   price        fee
  registered
---------------------------------------------------------------------

Common stock,        825,000     $0.001      $825       $.08
par                  shares
value, $0.001
per share
---------------------------------------------------------------------
*  Estimated  solely for purposes of calculating the registration
fee.   Calculated  in  accordance  with  Rule  457(c)  under  the
Securities Act of 1933 based upon the par value of Winfield's stock as the stock is not trading on the OTCBB.

                             PART I

          Information Required in the Section 10(a) Prospectus

Not Applicable


Item 2.  Registrant Information And Employee Plan Annual Information.

Not Applicable

                             PART II

          Information Required in the Registration Statement

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The  following documents, filed with the Securities and  Exchange
Commission (the "Commission") by Winfield Financial Group, Inc., a Nevada corporation (the Company"), are incorporated herein by reference:

     (a) The Company's Form 10K-SB filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the fiscal year ending 12-31-2002;

     (b) The Forms 10-QSB quarterly reports of the Company for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, and all other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended February 28, 2003; and

     (c) All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act during the effectiveness of this registration statement.

All documents incorporated by reference herein will be made available to all participants without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

2770 S. Maryland Parkway, Ste. 402
Las Vegas, NV     89109
 (702) 731-0030


ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The  shares registered herein are being issued to the Consultants and
attorney for services   provided  to the Registrant.  Neither the
Registrant's Accountants nor any other experts named in the registration statement has any equity or other interest in the Registrant, except that Michael T. Williams, Esq., principal of Williams Law Group, P.A. owns 100,000 shares of Winfield
Financial Group stock and is being issued an additional 325,000 shares of common stock hereunder.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation of the Company provide for the Indemnification of employees and officers in certain cases. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that in the opinion of the securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore not enforceable. At the present time, the Company does not have any officer-director liability insurance although permitted by
Section  78.752  of  the Nevada Revised Statutes,  nor  does  the
Company have indemnification agreements with any of its directors, officers, employees or agents.

In  addition,  Section  78.751  of the  Nevada  Revised  Statutes
provides   as   follows:  78.751  Indemnification  of   officers,
directors, employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In  the event that a claim  for  indemnification
against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

     4.1 Consulting Services Agreement between Winfield Financial Group, Inc. and Aldo Rotondi

     4.2 Consulting Services Agreement between Winfield Financial Group, Inc. and Stephen Brock

     4.3 Legal Services Agreement between Winfield Financial Group, Inc. and Michael T. Williams, Esq.


     5.1  -  Opinion  of the Law Offices of Williams Law Group, P.A.

    23.1 - Consent of the Law Offices of Williams Law Group, P.A. (included in Exhibit 5.1)

    23.2  -  Consent of Malone & Bailey, PLLC

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Company hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                          SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas NV, on this 22 day of January, 2004.


                                Winfield Financial Group, Inc.



                              By:  /s/ Robert Burley
                                 ----------------------------
                                 Robert Burley, President